UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010 (July 13, 2010)

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, 7th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2010, Vringo, Inc. (the “Company”) announced that it had entered into an Agreement on Cooperation, dated July 15, 2010 (the “Agreement”), with Retro Medya Interaktif Teknolojileri, a mobile content services provider in Turkey (“Retromedya”), pursuant to which Retromedya will provide billing connectivity and marketing services for the Company’s video ringtone service (the “Service”) to all major mobile operators in Turkey.

Under the terms of the Agreement, the Company will provide content and web hosting for the Service and Retromedya will provide gateway and marketing services for the Service. The Company will make an upfront payment to Retromedya of $5,000 upon implementation of the Agreement and will guarantee Retromedya minimum monthly revenue of $1,000. The Company and Retromedya will share the revenues received from mobile carriers in Turkey for the Service on a 90/10 basis, respectively. The Agreement has a term of one year, which term is automatically renewable unless terminated by either party at least one month prior to the expiration date. The Agreement may be terminated by either party upon two months’ notice.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1. The Company’s press release, dated July 19, 2010, announcing the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

On July 13, 2010, the Company received written notice from Avea Iletisim Hizmetleri A.S. (“Avea”), the Company’s mobile carrier partner in Turkey, of its intention to terminate the Marketing Agreement, dated August 8, 2008, by and between the Company and Avea (the “Avea Agreement”). Avea advised the Company that the termination of the Avea Agreement was due to Avea’s decision to reduce the number of third-party services it offered under its brand name. The Avea Agreement will be terminated effective as of August 13, 2010. The Company will continue to offer and charge Avea subscribers for the Service under its own brand name. There were no costs or fees paid or payable by either party in connection with the termination of the Avea Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement on Cooperation, dated July 15, 2010, between the Company and Retromedya

99.1	Press Release, dated July 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2010	VRINGO, INC.

	By:	/s/ Andrew Perlman
	Name:	Andrew Perlman
	Title:	President

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